                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                               ARIEL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                ARIEL CORPORATION
                                 2540 Route 130
                           Cranbury, New Jersey 08512


May 8, 2000



Dear Stockholder:

         On behalf of the Board of Directors and employees of Ariel, I cordially invite you to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of Ariel Corporation (the "Company") to be held on June 8, 2000 at 10:00 A.M. at the Marriott Princeton, 201 Village Boulevard, Princeton, New Jersey 08540.

         This year one director is nominated for election to the Board. At the Meeting you will be asked to elect one director to serve until the 2003 Annual Meeting. You will also be asked to ratify the Company's selection of PricewaterhouseCoopers, LLP as the Company's auditors for the 2000 fiscal year and to consider a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares that the Company can issue from 20,000,000 to 40,000,000 shares.

         The accompanying Proxy Statement provides a detailed description of these proposals. You are urged to read the accompanying materials so that you may be informed about the business to come before the Meeting.

         It is important that your shares be represented at the Meeting. Accordingly, we urge you, whether or not you plan to attend the Meeting, to complete, sign and date your proxy and return it to us promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, even if you have previously mailed in your proxy.

         We look forward to seeing you at the Meeting.


                                                 Sincerely,




                                                 JAY H. ATLAS
                                                 Chief Executive Officer

                                ARIEL CORPORATION
                                 2540 Route 130
                           Cranbury, New Jersey 08512


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF
ARIEL CORPORATION

         The Annual Meeting of Stockholders of Ariel Corporation (the "Company") will be held at the Marriott Princeton, 201 Village Boulevard, Princeton, New Jersey 08540 on Thursday, June 8, 2000 at 10:00 A.M., Eastern Standard Time (the "Annual Meeting"), for the following purposes:

         1. To elect one (1) director of the Company to serve as a director for a three-year term until the third succeeding Annual Meeting of Stockholders and until his successor is duly elected and qualified.

         2. To ratify the appointment of PricewaterhouseCoopers, LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000.

         3. To amend the Company's Certificate of Incorporation to increase the authorized common shares the Company can issue from 20,000,000 to 40,000,000 shares.

         4. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on May 1, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.


                                         By Order of the Board of Directors




                                         HAROLD W. PAUL
                                         Secretary

May 8, 2000


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                ARIEL CORPORATION
                                 2540 Route 130
                           Cranbury, New Jersey 08512

                                 PROXY STATEMENT

         This proxy statement contains information related to the Annual Meeting of stockholders of Ariel Corporation to be held on Thursday, June 8, 2000, beginning at 10:00 A.M. at the Marriott Princeton, 201 Village Boulevard, Princeton, New Jersey 08540 and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

What is the purpose of the Annual Meeting?

         At the Company's Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, ratification of the Company's independent auditors and amending the Company's Certificate of Incorporation. In addition, the Company's management will report on the performance of the Company during fiscal 1999 and respond to questions from stockholders.

Who is entitled to vote?

         Only stockholders of record at the close of business on the record date, May 1, 2000 are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting, or any postponement or adjournment of the Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Meeting?

         All stockholders as of the record date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

         Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What constitutes a quorum?

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Meeting to conduct its business. As of the record date, 13,088,920 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.

How do I vote?

         If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares.


Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o   for election of the nominated director (see page 5);
         o for ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors (see page 14); and
         o   for amendment of the Company's Certificate of Incorporation
             (see page 15).

         With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

         Election of Directors. The affirmative vote of a majority of the votes cast at the Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of the director will not be voted, although it will be counted for purposes of determining whether there is a quorum.

         Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

         If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                  ANNUAL REPORT

         A copy of the Ariel Corporation Annual Report, including financial statements for the year ended December 31, 1999, on which no action will be asked by the Board of Directors, is enclosed herewith. It is not to be regarded as proxy solicitation material.

                                 STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

         The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock, other than Mr. Agnello, the Company's Chairman and former Chief Executive Officer.

How much stock do the Company's directors and executive officers own?

         The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of May 1, 2000.

                                                           Number of Shares
Directors and Executive Officers                          Beneficially Owned          Percentage
--------------------------------                          ------------------          ----------
Jay H. Atlas                                                  202,500 (1)                1.5%
Anthony M. Agnello                                            812,000 (2)                6.2%
Esmond T. Goei                                                 15,000 (3)                 *
Edward D. Horowitz                                            125,000 (3)                 *
Harold W. Paul                                                 18,500 (4)                 *
Charles S. Strauch                                             50,000 (3)                 *
Carlos G. Borgialli                                            12,500 (7)                 *
John R. Loprete                                                 8,500 (5)                 *
Dennis I. Schneider                                            35,000 (6)                 *
                                                            ---------
All officers and directors as a group (nine people).        1,279,000

*        Less than l%.

(1)      Includes 202,500 shares subject to presently exercisable options.
(2)      Includes 175,000 shares subject to presently exercisable options.
(3) All shares beneficially owned by Messrs. Horowitz, Goei and Strauch reflect options issued in exchange for their services as directors.
(4)      Includes 15,000 shares subject to presently exercisable options.
(5)      Includes 7,500 shares subject to presently exercisable options.
(6)      Includes 35,000 shares subject to presently exercisable options.
(7)      Includes 12,500 shares subject to presently exercisable options.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

Directors

         One director will be elected at the Meeting. The Company's Board of Directors is currently composed of six directors. The Board of Directors is divided into three classes and the members of each class are elected at the Annual Meeting of the stockholders held in the year in which the terms for that class expire, as follows: Messr. Edward Horowitz is a director with a term expiring at the next Stockholders Meeting in 2000; Messrs. Agnello and Paul are directors with terms expiring at the date of the Meeting in 2001; and Messrs. Atlas, Goei and Strauch are directors with terms expiring at the Stockholders Meeting in 2002. The incumbent Board serves as a nominating committee for new directors. Mr. Horowitz is not standing for re-election. Dennis Schneider, the Company's Vice President of Marketing, has been nominated as a director.

         Proxies received in response to this solicitation will be voted for the election of Messr. Schneider unless otherwise specified in the proxy. The nominee has consented to serve as a director if elected at the Meeting. The Board of Directors has no reason to believe that the nominee will decline or be unable to serve as a director of the Company. However, if the nominee should not be available for election as contemplated, the management proxy holders will vote for a substitute designated by the current Board of Directors.

         The following table sets forth certain information, as of the Record Date, concerning the nominee for election as a director of the Company. For information as to the shares of the Common Stock held by the nominee, see the section "Stock Ownership" elsewhere in this Proxy Statement.

Nominee                                    Age   Present Position

Dennis I. Schneider ...................... 48    Vice President of Marketing

         Dennis I. Schneider was appointed Senior Vice President - Marketing in December 1998. For more than five years, he was a marketing consultant to major corporations in the computer, networking and telecommunications industry including Chase Manhattan Bank, Andersen Consulting, IBM and Lucent Technologies. He has more than 25 years' experience in the industry, holding senior marketing and general management positions with Digital Equipment Corporation and as an officer of Motorola Inc.

Information About Directors Continuing in Office

         The following directors were elected at the Company's 1998 Annual Meeting for terms ending in 2001:

Name                                    Age  Present Position

Anthony M. Agnello ..................... 50  Chairman of the Board of Directors

Harold W. Paul ......................... 52  Director, Secretary

         Anthony M. Agnello co-founded Ariel in 1982 and serves as Chairman of the Board. He has been a member of the compensation committee since June 1995. He also held the title of President from 1988 until September 1996. In December 1998, Mr. Agnello resigned as Chief Executive Officer simultaneously with the appointment of Mr. Atlas to that position.

         Harold W. Paul has been a director since June 1995 and was appointed secretary in March 1998. He is a member of the compensation committee. Mr. Paul has been a partner at Paul & Rosen LLP, a New York law firm specializing in securities matters. Since 1999, he is a director of Kirlin Holding Corp., a brokerage and investment banking company.

         The following Director was elected at the 1999 Annual Meeting for a term ending in 2002:

Name                                  Age  Present Position

Jay H. Atlas ......................... 54  Chief Executive Officer, President,
                                           and Director

         Jay H. Atlas was appointed as our Chief Executive Officer and President in December 1998. He was appointed a director in January 1999. From 1995 to 1998, he served as the President and CEO of CTF Group, a management consulting firm. Since 1998, he has served as a trustee of the Kobrick Investment Trust, a group of mutual funds. Mr. Atlas has more than 30 years' experience in the industry, including 20 years at Digital Equipment Corporation, in senior management positions in sales, service and marketing.

         The following directors were appointed to the Board of Directors in September of 1999 and have terms which expire in 2002.

Name                                    Age  Present Position

Esmond T. Goei......................... 48   Vice Chairman of the Board of
                                             Directors

Charles S. Strauch..................... 64   Director

         Esmond T. Goei joined Ariel as Vice-Chairman of the Board in August 1999. He is a member of the audit and compensation committees. Prior to joining us, he worked at Northern Telecom, where he last served as director of the corporate Venture Capital Division. Prior to that, he was Vice President of the Venture Capital Division at Toronto Dominion Bank and a senior systems consultant at Touche Ross (now Deloitte & Touche).

         Charles S. Strauch was appointed a director in September 1999. He is a member of the audit committee. Mr. Strauch is currently Chairman of the Board of PairGain, a telecommunications company. He has served on PairGain's board of directors since 1991. Mr. Strauch previously served as CEO of MST Data Corporation, listed on AMEX. He was President and COO of Memorex and Executive Vice President of the Electronics and Electrical Group at Gould. Mr. Strauch has been active in the technology sector for almost 30 years.

Family Relationship

         There are no family relationships among any director or executive officer of the Company.

         The Board of Directors recommends a FOR vote for the nominee.

Executive Compensation

         The following table summarizes the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers whose compensation exceeded $100,000 for each of the last three years:

                          SUMMARY COMPENSATION SCHEDULE

                                         Annual Compensation                            Long-Term Compensation
                                                                                Other Annual         Number of         All other
                            Year                Salary             Bonus        Compensation         Options         Compensation
Jay H. Atlas                1999             $  275,502         $ 137,500          $ 5,119                --            $ 11,000
                            1998                  5,288(1)             --               --           486,000                  --
                            1997
Dennis Schneider            1999                200,000           120,000            5,119            95,000               4,615
                            1998                  7,692(1)             --               --            95,000                  --
                            1997
Brian A. Hoerl              1999                124,231            35,250           12,261                --           3,413,109(2)
                            1998                189,269           255,417(3)        19,609            20,000               5,000
                            1997                181,231            47,104           20,393                --               3,228
John Loprete                1999                118,462            85,500           14,286                --               1,798
                            1998                 84,231                --           10,462            30,000                  --
                            1997
John F. Lynch               1999                150,000             7,500            6,142            53,000             394,069(4)
                            1998                155,769            28,077           15,096            35,000              84,363(5)
                            1997                150,000                --           31,569                --               8,536
Carlos G. Borgialli         1999                113,333(6)         20,000            8,912            50,000               1,569
                            1998
                            1997

(1)      Reflects employment commencement date of December 21, 1998.
(2)      Includes option exercises of $3,163,460 and severance of $234,769.
(3)      Includes CSG sale bonus of $200,000 and executive quarterly bonuses.
(4)      Includes option exercise of  $378,327.
(5)      Includes option exercise of $77,140.
(6)      Reflects employment commencement date of May 1, 1999.

How are directors compensated?

         Base Compensation. In August 1999, the Board of Directors adopted a standardized method for compensating non-employee directors. Each non-employee director received a retainer based on an annualized rate of $6,000. Directors who were also employees received no additional compensation for service as directors. Under this compensation plan, we also reimbursed our non-employee directors for their expenses incurred in attending meetings of the Board of Directors.

         Options. Each non-employee director receives an automatic grant, upon his election, of options to purchase 80,000 shares of common stock, vesting 50,000 upon election and 15,000 per annum for each additional year of service in equal installments over three years and having a ten-year term, permitting the holder to purchase shares at their fair market value on the date of grant. Additional years of service are compensated with a grant of 15,000 options per year.


How often did the Board meet during fiscal 1999?

         The Board of Directors met 12 times during fiscal 1999. Each director attended more than 92% of the total number of meetings of the Board and Committees on which he served.

What committees has the Board established?

         The Board of Directors has standing Compensation and Audit Committees.

                           BOARD COMMITTEE MEMBERSHIP

                        Name                  Compensation Committee     Audit Committee
Anthony M. Agnello ........................             *
Jay H. Atlas ..............................
Esmond T. Goei.............................             *                       *
Edward D. Horowitz ........................                                     *
Harold W. Paul ............................             *
Charles S. Strauch.........................                                     *

         Compensation Committee. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company's stock option plans and certain other compensation plans; and approving certain employment contracts. In fiscal 1999, the Compensation Committee met three times.

         Audit Committee. The Audit Committee met twice during fiscal 1999. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies relating to ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and review the activities and recommendations of the Company's management audit department.

Certain relationships and related transactions.

         Berger & Paul, LLP, a law firm of which Mr. Paul, also one of our directors, is a partner, received fees of approximately $120,000, $124,000 and $75,000 for the years ended December 31, 1999, 1998 and 1997, respectively. These fees were for legal services which it performed on our behalf.

         Brown, Coburn & Co., of which Mr. Coburn, one of our directors until September 1999, received fees of $22,000, $156,200 and $88,000 for the years ended December 31, 1999, 1998 and 1997 respectively, in connection with investment banking advisory services. In addition, 40,000 stock options previously granted to Mr. Coburn for investment banking advisory services, 20,000 in each of July 1996 and May 1997, vested during 1998.

         In February 1999, we entered into a consulting agreement with GIOS Incorporated to advise our senior management in connection with the installation of new product development process capabilities, including assessing process issues and providing strategic decision support. GIOS was co-founded in September 1998 by Dennis Schneider, our Senior Vice President - Marketing. The agreement provides that Mr. Schneider will represent only our interests during the course of the consulting relationship. Compensation to GIOS under the agreement is $2,000 per day, three days per week for the first month of the agreement, and $1,750 per day for the remainder of the relationship, with specific time commitments to be negotiated by the parties. At December 31, 1999, we had paid approximately $162,000 to GIOS for consulting services.

         We believe that the transactions described above were on terms no less favorable than could have been obtained from unaffiliated third parties. We have undertaken that all future transactions with our executive officers, directors and any 5% stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the directors disinterested in the transaction.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding stock options granted to the executive officers named in the summary executive compensation table. The table also shows a hypothetical potential realizable value of these options based upon assumed rates of an annual compounded stock price appreciation of 5% and 10% from the date the options were granted and over the full term. The assumed rates of growth were selected for illustrative purposes only, and are not intended to predict future stock prices which will depend upon market conditions and our future performance and prospects. Based upon the closing stock price and the number of common shares outstanding at the end of 1999, an assumed annual stock price appreciation of 10% would produce a corresponding aggregate pretax gain over the full option term of approximately $122 million for our common stockholders.

                               Number of        % of Total
                              Securities          Options                                          Potential Realized Value at
                              Underlying        Granted to        Per Share                       Assumed Annual Rates of Stock
                                Options        Employees in       Exercise      Expiration         Price Appreciation for Term
           Name                 Granted         Fiscal Year         Price          Date                       5% 10%
           ----                 -------         -----------         -----          ----                       -- ---
Carlos G. Borgialli             50,000              7.3%           $2.375         7/02/09           $193,431            $308,087
Dennis I. Schneider (1)         95,000             13.8%           $2.375         7/02/09           $367,519            $585,213


(1) Some options may vest at an accelerated rate if certain performance goals are achieved.

                     AGGREGATE FISCAL YEAR-END OPTION VALUE

         The following table sets forth information concerning stock option exercises by the executive officers named in the summary executive compensation table during 1999, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1999. Also reported are the values for "in-the-money" options which represent the excess of the closing market price of the common stock at December 31, 1999 over the exercise price of the option.

                                                                      Number of Securities
                                                                     Underlying Unexercised        Value of Unexercised In-The-
                                Shares                              Options At December 31,         Money Options At December
                              Acquired On          Value                    1999 (#)                       31, 1999 ($)
          Name                 Exercise         Realized ($)       Exercisable/Unexercisable        Exercisable/Unexercisable
          ----                 --------         ------------       -------------------------        -------------------------
Jay H. Atlas                      -0-               -0-                141,750 / 344,250              $664,524 / $1,613,844
Brian A. Hoerl                  145,000          $3,163,460                -0- / -0-                       -0- / -0-
John F. Lynch                    41,250            $378,327               -0- / 63,750                     -0- / $211,673
Dennis I. Schneider               -0-               -0-                 30,000 / 160,000               $140,640 / $750,080
Jack Loprete                      -0-               -0-                  7,500 / 22,500                 $29,223 / $87,668
Carlos G. Borgialli               -0-               -0-                    -0- / 50,000                   -0- / $234,400

Employment Agreements

         Jay H. Atlas is employed under a three year employment agreement effective December 21, 1998 pursuant to which he is paid a base salary of $275,000. He is eligible for a bonus of 50% of his annual base salary based upon the attainment of certain goals set by the Board of Directors. Upon execution of the employment agreement, Mr. Atlas was granted an aggregate of 486,000 common stock purchase options exercisable at $2.38 per share, vesting over a four year period from December 21, 1999 through December 21, 2002. Mr. Atlas has executed non-competition and non-solicitation agreements with the Company pursuant to which for a specified period following the termination of his employment, he has agreed not to solicit the Company's customers or employees or to become associated with the Company's competitors. Mr. Agnello resigned as Chief Executive Officer of the Company effective upon Mr. Atlas' employment in December 1998. Mr. Agnello entered into an agreement with the Company in December 1998 providing for a one time severance payment of $600,000 in March 1999 and the issuance of 100,000 common stock purchase options at $2.38 per share. Additionally, Mr. Agnello entered into a two year consulting agreement with the Company pursuant to which is paid $50,000 per year. His non-competition and non-solicitation agreements have been extended through December 2001. Carlos
G. Borgialli is employed under a three-year employment agreement effective May 4, 1999 pursuant to which he is paid a base salary of $170,000 and is eligible for an incentive bonus of up to $30,000 based upon the attainment of certain goals. Mr. Borgialli was granted 50,000 common stock purchase options as set forth in the table above. Dennis I. Schneider, our Senior Vice President - Marketing, is employed under an employment agreement effective December 21, 1998 pursuant to which he is paid a base salary of $200,000. He is eligible for a bonus of 60% of his annual base salary based upon the attainment of certain goals set by management. Upon execution of the employment agreement, Mr. Schneider was granted an aggregate of 95,000 common stock purchase options exercisable at $2.375 per share, vesting over a five-year period commencing December 21, 2000 through December 21, 2004. Some of his options may vest at an accelerated rate if certain performance goals are achieved. In July 1999, he was granted an additional 95,000 options at an exercise price of $2.375 per share vesting over a five year period commencing December 21, 1999 through December 21, 2003.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

Report of Compensation Committee

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1999.

What is the Company's philosophy of executive officer compensation?

         o        a base salary,
         o        a performance-based annual bonus, and
         o        periodic grants of stock options.

         The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk"- namely, the annual bonus and stock options. The annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

         Base Salary. Base salaries for the Company's executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service.

         Annual Bonus. In December 1998, the Company entered into employment agreements with two new executive officers, Mr. Atlas and Mr. Schneider. Each of these officers have bonus provisions in their agreements which are performance based.

         Stock Option. Under the stock option guidelines adopted by the Compensation Committee, stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability and in connection with the execution of a new employment agreement. Options typically vest over a minimum four year period.

How is the Company's Chief Executive Officer compensated?

         As Chief Executive Officer, Mr. Atlas is compensated pursuant to an employment agreement entered into in December 1998. The agreement, which extends through December 2001, subject to earlier termination under certain circumstances, provides for an annual base salary of $275,000. Mr Atlas' bonuses for each fiscal year may be up to 50% of his base annual salary based upon performance related goals set by the Board of Directors. Additionally, he was granted 486,000 options exercisable at $2.38 per share vesting over a four year period commencing December 21, 1999.

         It is the opinion of the Committee that the aforementioned compensation structures provide features which properly align the Company's executive compensation with corporate performance and the interests of its stockholders and which offer competitive compensation relevant to comparable opportunities in the marketplace.

                                      Respectfully submitted,
                                      The Compensation Committee:
                                      Anthony M. Agnello
                                      Harold W. Paul
                                      Esmond Goei

Compliance with Section 16(a) of the Exchange Act

         Section 16 (a) of the Securities and Exchange Act of 1934 requires Ariel's directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of Ariel's common stock. Ariel believes that during the fiscal year ended December 31, 1998, its officers and directors complied with all these filing requirements. In making this statement, Ariel has relied upon the representations of its directors and executive officers. The Company does not believe any other stockholders are subject to
Section 16 (a) filing requirements.

                          COMPARATIVE PERFORMANCE CHART

         The graph set forth below compares the cumulative total return on the Company's Common Stock for the period commencing January 25, 1995 and ending December 31, 1999 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of certain public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes an investment of $100 made on January 25, 1995 in the Company's Common Stock and in each index assuming the reinvestment of any dividends paid by the companies. The Common Stock price performance shown below should not be viewed as indicative of future performance.



Company Name / Index      25 Jan 95      Dec 95     Dec 96     Dec 97      Dec 98     Dec 99
=============================================================================================
ARIEL CORP                  100          235.14     224.32     121.62       74.34     152.69
NASDAQ INDEX                100          139.54     171.69     210.37      296.44     535.55
PEER GROUP                  100          180.42     164.64     226.89       77.44     336.17

                                 PROPOSAL NO. 2:
                       APPOINTMENT OF INDEPENDENT AUDITORS

         On March 30, 2000, the Board of Directors selected
PricewaterhouseCoopers, LLP to continue as the Company's independent public accountants for the fiscal year ending December 31, 2000.

         Although neither federal nor state law requires the approval of the auditors by stockholders, the Board believes that, in view of the importance of financial statements to the stockholders, the selection of independent public accountants should be passed on by stockholders. Accordingly, approval of the following resolution will be requested at the Meeting:

         "RESOLVED, that the Board of Directors appointment of Pricewaterhouse Coopers, LLP to serve as the Company's independent public accountants for fiscal year ending December 31, 2000 be, and the same hereby is ratified and approved."

         The Board of Directors recommends a vote FOR the foregoing resolution. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

         A representative of PricewaterhouseCoopers, LLP will be present at the Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.

                                 PROPOSAL NO. 3:
             AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

         On March 30, 2000 the Board of Directors unanimously approved an amendment to the Company's Certificate of Incorporation to permit the Company to issue up to 40,000,000 shares of common stock. The resolution was as follows:

         "RESOLVED, that the Company's Certificate of Incorporation shall be amended to increase the common shares that the Company is authorized to issue from 20,000,000 to 40,000,000 shares."

         The Board directed that the amendment be voted on by stockholders. The form of the proposed amendment is attached to this proxy statement as Appendix A.

         The Company is currently authorized and permitted to issue up to 20,000,000 aggregate shares of common stock. As of May 1, 2000, 13,038,920 shares of common stock were issued and outstanding. Approximately 2,800,000 additional shares were reserved for issuance under the Company's compensation and benefit plans. Additionally, approximately 2,400,000 shares were reserved for issuance pursuant to outstanding warrants. The Board would like to increase the number of shares of common stock that the Company can issue for possible acquisitions, financings and other corporate purposes.

         The Company does not currently plan to issue any of the additional shares of common stock. The Board can issue shares from time to time in accordance with SEC and Nasdaq rules without obtaining the approval of stockholders. If this proposal is approved, all or any of the authorized shares may be issued without further shareowner action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the shareowners for subscription. The issuance of shares otherwise than on a pro-rata basis to all shareowners would reduce the proportionate interest in the Company of each shareowner.

         Newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to receive dividends paid by the Company. Although the authorization would not, in itself, have any effect on your rights as a stockholder, issuance of additional shares of common stock for other than a stock split or dividend could, under certain circumstances, have a dilutive effect on voting rights and earnings per share. Stockholders do not have preemptive rights.

         While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized common stock as an antitakeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

Required Vote

         The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required to approve this amendment of the Company's Certificate of Incorporation increasing the authorized shares the Company can issue from 20,000,000 to 40,000,000.

         The Board of Directors recommends that you vote FOR the amendment of the Company's Certificate of Incorporation.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be pre- sented to the Meeting other than the first three proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holders of the management proxies will vote thereon in their discretion.

         The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

         Stockholder proposals for inclusion in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must be received no later than January 8, 2001 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

                                      By Order of the Board of Directors




                                      HAROLD W. PAUL
May 8, 2000                           Secretary

                                   APPENDIX A

         Article IV A should read as follows:

              A. Classes of Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is 42,000,000 shares, of which 40,000,000 shares shall be Common Stock, par value $.001 per share, and 2,000,000 shares shall be Preferred Stock, par value $.001 per share.

                                ARIEL CORPORATION
        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 8, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jay H. Atlas and Harold W. Paul and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote the Annual Meeting of Stockholders of Ariel Corporation (the "Company") on June 8, 2000 at 10:00 A.M. at the Marriott Princeton, 201 Village Boulevard, Princeton, New Jersey or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote is personally present, upon the following matters:

1.    Election of Directors
      / / FOR the nominee listed below               / / WITHHOLD AUTHORITY
          (except as marked to the contrary below) to vote
           for the nominee listed below
          Dennis I. Schneider

2. Proposal to ratify the appointment of PricewaterhouseCoopers, LLP as Independent Public Accountants for the Company for the Fiscal Year ending December 31, 2000.

               FOR / /               AGAINST / /               ABSTAIN / /

3.    Proposal to ratify amending the Company's Certificate of Incorporation.
               FOR / /               AGAINST / /               ABSTAIN / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                  (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE.

                             Date: ________________________________2000


                             -----------------------------------------
                                              Signature

                             -----------------------------------------
                                     Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint trusts, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partner-ship, please sign in partnership name by authorized person.

               Please mark, sign, date and return this proxy card promptly using the enclosed envelope.